UNITED STATES
SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549
SCHEDULE 14C
Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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VELATEL GLOBAL COMMUNICATIONS, INC. (Name of Registrant Specified In Its Charter)

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Date Filed: March 2, 2012

VELATEL GLOBAL COMMUNICATIONS, INC.

12526 High Bluff Drive, Suite 155
San Diego, California 92130

NOTICE OF ACTION TO BE TAKEN PURSUANT TO THE WRITTEN CONSENT OF STOCKHOLDERS

DEFINITIVE INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY

March 2, 2012

NOTICE IS HEREBY GIVEN that the shareholders of the outstanding shares of the Series A common stock (“Series A Common Stock” or “Shares”) and the Series B common stock (“Series B Common Stock,” collectively “Common Stock”) of VelaTel Global Communications, Inc. (hereinafter “Company”, “us” or “we”) who, in the aggregate, hold a majority of the voting power of all shares of the Company’s Common Stock entitled to vote have, by written consent in lieu of a regular or special meeting of the Company’s shareholders (“Majority Written Consent”), approved an amendment of the Company’s Articles of Incorporation to increase the number of authorized shares of its Series A Common Stock from 1,000,000,000 to 2,000,000,000 shares (“the Action”).

In accordance with Section 78-315 and 78.320 of the Nevada Revised Statutes (“NRS”), the Action was approved on February 14, 2012 by unanimous written consent of our Board of Directors (“the Board”) and by the Majority Written Consent.  Your vote is not required to approve the Action, and this Definitive Information Statement ("Information Statement")  is not a request for your vote or a proxy.  This Information Statement is furnished in accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (“the Exchange Act”), only to inform the shareholders of our Common Stock of the Action before it takes effect.  Pursuant to Rule 14c-2 of the Exchange Act, the Action will not take effect until a date that is at least twenty (20) days after the date this Information Statement has been mailed to the shareholders of our Common Stock.  This Information Statement is being mailed to the shareholders of our Common Stock on or about March 7, 2012, and we anticipate an effective date of the Action to be approximately March 26, 2012, or as soon thereafter as practicable in accordance with applicable law, including the Exchange Act and the NRS.  No dissenter’s rights are afforded to the shareholders of our Common Stock under the NRS in connection with the Action, the background and related issues of which are described in more detail below.

The cost of furnishing this Information Statement will be borne by us.  We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our Common Stock held of record by them.  We will reimburse such persons for out-of-pocket expenses incurred in forwarding this Information Statement to shareholders as of the Record Date.

This Notice and the attached Information Statement are being sent to you for informational purposes only.  You are not being asked to take any action with respect to the Action.

By Order of the Board of Directors,

/s/ George Alvarez

George Alvarez
Chief Executive Officer and
Member of the Board of Directors

/s/ Kenneth L. Waggoner

Kenneth L. Waggoner
Secretary and
Member of the Board of Directors

VELATEL GLOBAL COMMUNICATIONS, INC.
A Nevada corporation

12526 High Bluff Drive, Suite 155
San Diego, California 92130

DEFINITIVE INFORMATION STATEMENT

Pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended.

Approximate Date of Mailing: March 7, 2012.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

GENERAL INFORMATION

This Definitive Information Statement (“Information Statement”) has been filed with the United States Securities and Exchange Commission (“the SEC”) pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (“the Exchange Act”).  It is being furnished to the shareholders of the outstanding shares of Series A common stock (“Series A Common Stock” or “Shares”), with a par value of $0.001, and to the shareholders of Series B common stock (“Series B Common Stock,” collectively “Common Stock”), with a par value of $0.001, of VelaTel Global Communications, Inc., a Nevada corporation (“Company,” “we,” “us,” “our,” or similar terms).  Effective as of February 14, 2012 and pursuant to Sections 78.015 and 78.320 of the Nevada Revised Statutes (“NRS”), the Company received, by written consent in lieu of a regular or special meeting of the Company’s shareholders, the approval of shareholders holding 1,366,468,554 votes, representing 67.35% of the total possible votes outstanding, voting in favor of an amendment to the Company’s Articles of Incorporation to increase the number of the Company’s authorized shares of its Series A Common Stock from 1,000,000,000 to 2,000,000,000 shares (“the Action”), as set forth in the Certificate of Amendment to the Company’s Articles of Incorporation attached to this Information Statement as Exhibit A.

The Board of Directors of the Company (“the Board”) fixed February 14, 2012 as the record date (“Record Date”) for determining the shareholders entitled to give their written consent to the Action.  The shareholders who hold, as of the Record Date, a majority of the voting power of our Common Stock have executed a written consent resolution (“the Majority Written Consent”) approving the Action.  Specifically, 28,286,784 outstanding shares of Series A Common Stock (with a power of one vote per share) and 133,818,177 outstanding shares of Series B Common Stock (with a power of ten votes per share), equaling 67.35% of the total voting power of all of the Common Stock issued and outstanding, as of the Record Date, have cast votes in favor of the Action.  Inasmuch as our Common Stock shareholders holding 67.35% of the voting power of our outstanding Common Stock have already approved the Action, we are not seeking approval for the Action from any of our remaining shareholders, nor will they be given an opportunity to vote on the proposed Action.  All necessary corporate approvals have been obtained, and this Information Statement is being furnished solely for the purpose of providing advance notice to our shareholders of the Action, as required by the Exchange Act.

We will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing.  We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of our Common Stock.

Under Section 14(c) of the Exchange Act and Rule 14c-2 promulgated thereunder, the approved Action cannot become effective until twenty (20) days after the date this Information Statement is mailed to the shareholders of our Common Stock.  This Information Statement should be mailed to our shareholders on or about March 7, 2012 (“Mailing Date”). Therefore, we estimate the effective date of the Action to be on or about March 26, 2012 (“Effective Date”).

NO VOTE OR OTHER CONSENT OF OUR SHAREHOLDERS IS SOLICITED IN CONNECTION WITH THIS INFORMATION STATEMENT.  WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

DESCRIPTION OF THE ACTION

Amendment of our Articles of Incorporation to Increase the Authorized Number of Shares of our Series A Common Stock from 1,000,000,000 to 2,000,000,000

Approval by the Board

Effective as of February 14, 2012, our Board executed a unanimous written consent (“BOD Consent”) authorizing and recommending that our shareholders approve the Action.  As of the effective date of the BOD Consent, the Company had issued and outstanding 690,851,621 Shares.  The Company currently has commitments to issue approximately 230,550, 000 Shares for warrants, options and to pay existing convertible note holders, leaving approximately 78,598,000 Shares to be utilized by the Company.

The Board believes that an increase of the authorized Shares from 1,000,000,000 to 2,000,000,000 is necessary for the following reasons: (i) to assure a sufficient number of Shares are available for issuance for current contractual obligations payable in Shares and/or upon exercise of outstanding warrants, options, and convertible debentures; (ii) to raise additional working capital through the sale of Shares or issuance of convertible debentures to meet the Company’s short and long term cash needs; (iii) to issue Shares as full or partial compensation for future potential business investments and acquisitions; and (iv) any other future transactions and corporate purposes the Board then deems to be in the best interest of the Company and its shareholders.

As of the Effective Date, the Company does not have any current agreements or plans for business investments or acquisitions that would require the use of the proposed increase in the number of our Shares.

For the reasons set forth above, the Board deems the resolution to increase the number of Shares to be in the best interest of the Company and its shareholders.  However, pursuant to Section 78.390 of the NRS, the Board reserved the right to abandon the Action at any time prior to the Effective Date, if it deems it appropriate to do so.

Approval by Majority Written Consent

Pursuant to sections 78.015, 78.207, 78.209 and 78.390 of the NRS, a resolution of the Board, which is approved by the affirmative vote of the holders of a majority of the voting power of our outstanding Common Stock, is sufficient to amend our Articles of Incorporation.  Such a vote in favor of the Action was obtained, effective as of February 14, 2012, by the Majority Written Consent of the holders of the issued and outstanding shares of Series A Common Stock and Series B Common Stock, representing an aggregate of 67.35% of the total voting power of all outstanding shares of our Common Stock on the Record Date.  The Majority Written Consent was obtained for the same reasons the Board stated as its reasons for the Action.  The Effective Date of the Action is expected to be on or about March 26, 2012.  However, pursuant to Section 78.390 of the NRS, our Board reserved the right to abandon the Action at any time prior to the Effective Date, if it deems it appropriate to do so.

DESCRIPTION OF THE COMPANY’S COMPENSATION FOR EXECUTIVE OFFICERS AND DIRECTOR

Compensation Discussion and Analysis for Executive Officers

During the entirety of 2008, 2009 and up until March 31, 2010, the Company’s Executive Officers (other than George Alvarez who received no compensation) and others involved with the Company’s operations were compensated pursuant to Independent Contractor Agreements.  The compensation called for in the Independent Contractor Agreements was paid utilizing Shares.

Effective April 1, 2010, the Executive Officers of the Company commenced receiving the following annual salaries: (i) George Alvarez, Chief Executive Officer - $350,000; (ii) Mario Alvarez, Chief Operating Officer - $300,000; (iii) Carlos Trujillo, Chief Financial Officer - $275,000; (iv) Kenneth L. Waggoner, Executive Vice President Legal, General Counsel and Corporate Secretary - $275,000; (v) Isidoro Gutierrez, Chief Administrative Officer - $250,000; and (vi) Kenneth Hobbs, Vice President of Mergers and Acquisitions - $240,000.  Effective July 1, 2010, Oliver Schwarz began receiving an annual salary of $275,000 as the Company’s Executive Vice President of Investor Relations.

On April 1, 2011, but retroactive to an effective date of November 1, 2010, the Company entered into an Executive Employment Agreement with Colin Tay to compensate him at the annual rate of $350,000, to provide him with other employment benefits the Company may provide to its senior management team in the future and to issue him 66,909,088 shares of the Company’s Series B Common Stock.  The term of the Executive Employment Agreement commenced on November 1, 2010 (“Commencement Date”) and ends on December 31, 2013 (“Term”); provided, however, that the Term is automatically extended for one additional year on the anniversary of the Commencement Date and on each anniversary thereafter, unless, not less than ninety (90) days prior to each such date, either Colin Tay or the Company has given notice to the other that he or it does not wish to extend the Term.  During the Term, Colin Tay will serve as the President of the Company and will have such powers and duties as are normally inherent in such capacity in publicly held corporations of similar size and character as the Company, or as may be prescribed by the Board.  Although the Term is retroactive, the issuance of the Series B Common Stock is not, and became effective when the shares of the Series B Common Stock were issued on April 12, 2011.

The compensation of our Executive Officers has been established by our Board, which serves at the Compensation Committee.  Among other things, the Compensation Committee is responsible for discharging the Board’s responsibilities relating to compensation of our Chief Executive Officer and our other Executive Officers, and has overall responsibility for approving and evaluating all of our compensation plans, policies and programs as they affect our Executive Officers.

Summary Compensation Table for Executive Officers

The table below summarizes all compensation awarded to, earned by, or paid to each Executive Officer for our last two completed fiscal years for all services rendered to the Company and includes compensation accrued prior to the time reported but paid during the time reported.

Name and Principal Position	Salary	Bonus	Stock Awards (1)		Option Awards	Nonequity incentive plan compen-sation	Non-qualified deferred compen-sation earnings	Other (1)		Total

2009 Compensation
George Alvarez, Chief Executive Officer	$0	$0	$0		$0	$0	$0	$145,833	(2)	$145,833
Mario Alvarez, Chief Operating Officer	$0	$0	$2,070,000	(3)	$0	$0	$0	$125,000		$2,195,000
Isidoro Gutierrez, Chief Admin. Officer	$0	$0	$2,418,242	(4)	$0	$0	$0	$104,167		$2,522,409
Kenneth Hobbs, Vice President, Mergers & Acquisitions	$0	$0	$121,763	(5)	$0	$0	$0	$100,000		$221,763
Colin Tay, President	$0	$0	$10,800,000	(6)	$0	$0	$0	$145,833		$10,945,833
Carlos Trujillo, Chief Financial Officer	$0	$0	$399,990	(7)	$0	$0	$0	$114,583		$514,573
Kenneth Waggoner, Exec. Vice President, Legal	$0	$0	$1,290,054	(8)	$0	$0	$0	$114,583		$1,404,637

2010 Compensation (9)
George Alvarez, Chief Executive Officer	$262,500	$0	$0		$0	$0	$0	$0	$262,500
Mario Alvarez, Chief Operating Officer	$225,000	$0	$0		$0	$0	$0	$0	$225,000
Isidoro Gutierrez, Chief Admin. Officer	$187,500	$0	$250,833	(10)	$0	$0	$0	$0	$438,333
Kenneth Hobbs, Vice President, Mergers & Acquisitions	$180,000	$0	$192,478	(11)	$0	$0	$0	$0	$272,478
Oliver Schwarz, Exec. Vice President, Investor Relations	$137,500	$0	$0		$0	$0	$0	$0	$137,500
Colin Tay, President	$0	$0	$0		$0	$0	$0	$0	$0
Carlos Trujillo, Chief Financial Officer	$206,250	$0	$222,124	(12)	$0	$0	$0	$0	$428,374
Kenneth Waggoner, Exec. Vice President, Legal, General Counsel and Secretary	$206,250	$0	$221,682	(13)	$0	$0	$0	$0	$427,932

(1)
2009 stock awards were paid pursuant to Independent Contractor Agreements and where applicable include amount accrued during 2008.  2010 stock awards were paid pursuant to Independent Contractor Agreements and include amounts accrued during 2009, which are reflected in the 2009 compensation under the column “Other.”

(2)	George Alvarez never had an Independent Contractor Agreement. This amount represents accrued compensation that went unpaid because Mr. Alvarez chose not to accept it.

(3)	Mario Alvarez's stock award of $2,070,000 consisted of 3,000,000 restricted Shares at $0.69 per Share.

(4)	Isidoro Gutierrez's stock award of $2,418,242 consisted of 772,803 free trading Shares at $0.80 per Share, equaling $618,242, and 3,000,000 free trading Shares at $0.60 per Share, equaling $1,800,000.

(5)	Kenneth Hobbs' stock award of $121,763 consisted of 152,204 free trading Shares at $0.80 per Share.

(6)
Compensation paid to Colin Tay accrued over a period of two years (2008 and 2009).Colin Tay's stock award of $10,800,000 consisted of 14,000,000 restricted Shares at $0.60 per Share, equaling $8,400,000, and 4,000,000 free trading Shares at $0.60 per Share, equaling $2,400,000.

(7)	Carlos Trujillo's stock award of $399,990 consisted of 499,987 free trading Shares at $0.80 per share.

(8)	Kenneth L. Waggoner's stock award of $1,290,054 consisted of 2,000,000 restricted Shares at $0.41 per Share, equaling $820,000, and 587,568 free trading Shares at $0.80 per share, equaling $470,054.

(9)	The Company began paying cash salaries to officers effective April 1, 2010.

(10)	Isidoro Gutierrez's stock award of $250,833 consisted of 460,245 restricted Shares at $0.545 per Share.

(11)	Kenneth Hobbs’ stock award of $192,478 consisted of 353,171 restricted Shares at $0.545 per Share.

(12)	Carlos Trujillo’s stock award of $222,124 consisted of 407,567 restricted Shares at $0.545 per Share.

(13)	Kenneth L. Waggoner’s stock award of $221,682 consisted of 406,755 restricted Shares at $0.545 per Share.

Fiscal Year-end Table for Executive Officer Equity Awards

The table below summarizes all unexercised options, stock that has not vested and equity incentive plan awards for each named Executive Officer outstanding as of the end of our last completed fiscal year.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Equity Incentive Plan Awards Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)

George Alvarez, Chief Executive Officer	0	0	0	$0	N/A	0	0	0	0
Mario Alvarez, Chief Operating Officer	0	0	0	$0	N/A	0	0	0	0
Isidoro Gutierrez, Chief Administrative Officer	0	0	0	$0	N/A	0	0	0	0
Kenneth Hobbs, Vice President of Mergers and Acquisitions	0	0	0	$0	N/A	0	0	0	0
Colin Tay, President	0	0	0	$0	N/A	0	0	0	0
Carlos Trujillo, Chief Financial Officer and Chief Accounting Officer	0	0	0	$0	N/A	0	0	0	0
Kenneth L. Waggoner, Executive Vice President, General Counsel and Corporate Secretary	0	0	0	$0	N/A	0	0	0	0
Oliver Schwarz, Executive Vice President of Investor Relations	0	0	0	$0	N/A	0	0	0	0

Compensation of Directors

To date, we have not compensated Directors for their services in their capacity as Directors.  We reimburse our Directors for all travel and lodging expenses associated with corporate matters if and when incurred.

The table below summarizes all compensation paid to our Directors for our last completed fiscal year.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
George Alvarez, CEO	$0	$0	$0	$0	$0	$0	$0
Mario Alvarez, Chief Operating Officer	$0	$0	$0	$0	$0	$0	$0
Tay (Colin) Yong Lee, President	$0	$0	$0	$0	$0	$0	$0
Kenneth L. Waggoner, Executive Vice President Legal, General Counsel and Secretary	$0	$0	$0	$0	$0	$0	$0

Employment Agreements with Executive Officers and Directors

As described above, during the entirety of 2008 and 2009 and up until March 31, 2010, the Company’s Executive Officers were compensated pursuant to Independent Contractor Agreements (with the exception of George Alvarez, who declined any compensation).  The compensation called for in the Independent Contractor Agreements was paid utilizing Series Common A Stock.  During that time, the Company had not established a system of Officer compensation or any fixed policies regarding compensation of our Executive Officers.

Effective April 1, 2010 the Executive Officers commenced receiving the following annual salaries: (i) George Alvarez, Chief Executive Officer, - $350,000; (ii) Mario Alvarez, Chief Operating Officer - $300,000; (iii) Carlos Trujillo, Chief Financial Officer - $275,000; (iv) Kenneth L. Waggoner, Executive Vice President Legal, General Counsel, and Secretary - $275,000; and (v) Kenneth Hobbs, Vice President of Mergers and Acquisitions - $240,000.

We entered into an Executive Employment Agreement with Mr. Tay.  The term of the Executive Employment Agreement is from November 1, 2010 until December 31, 2013, with automatic renewal for one-year periods until Mr. Tay or the Company gives ninety (90) days written notice of termination.  Under the Executive Employment Agreement, Mr. Tay serves as President of the Company and is required to devote his full working time and efforts to the business and affairs of the Company.  Mr. Tay earns an annual base salary of $350,000.00 and is eligible to participate in any cash incentive compensation plans and equity-based incentive compensation plans for executives of the Company as may be established by the Board or Compensation Committee from time to time.  Under the Executive Employment Agreement, Mr. Tay was issued 66,909,088 shares of the Company’s Series B Common Stock.

Stock Option Plan

 On May 10, 2011, the Company adopted the “China Tel Group, Inc. 2011 Stock Option and Incentive Plan” (“2011 Option Plan”).   On July 15, 2011, the Company issued 37,500,000 options to purchase Shares at an exercise price of $0.13 per share.  The options were issued to eligible recipients under the 2011 Option Plan, which was previously disclosed and approved under the Definitive Information Statement filed on Schedule 14C with the SEC on June 10, 2011.  All options were fully vested upon issuance and constitute non-statutory options under the terms of the Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of April 15, 2011, the total number of Series A Common Stock and Series B Common Stock owned beneficially by each of our current Directors and named Executive Officers, individually and as a group, and the present owners of 5% or more of our total outstanding shares of Common Stock.  The shareholder listed below has direct ownership of his/her/its shares and possesses sole voting and dispositive power with respect to shares of Series A Common Stock and shares of Series B Common Stock.

Ownership of Securities by Company Executives and Related Parties

Title of Class	Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)	Percent of Class		Total Voting Power
Series A Common Stock
	Antonios Isaac (3)	40,666,110	8.7%		3.4%	(10)
	Isaac Organization	29,166,110	6.3%		(10)
	Trussnet Capital Partners (HK), Ltd.	58,867,119	12.6%		(11)
	Colin Tay (4)	76,867,119	16.4%		44.5%	(11)
	George Alvarez	47,700	*		37.0%	(12)
	Mario Alvarez	0	*		*
	Carlos Trujillo	857,567	*		*
	Kenneth L. Waggoner	2,994,323	*		*
	Kenneth Hobbs	1,043,975	*		*
	Isidoro Gutierrez	3,793,048	*		*
	Oliver Schwarz	1,175,000	*		*
	All officers and directors as a group	88,778,732	19.0%
Series B Common Stock (10)
	George Alvarez	66,909,089	50%	(9)		(12)
	Alvarez & Alvarez IRR Trust (5)	18,636,363	13.9%			(5)
	Cuachira, LLC (6) Campos Eliseos #231 Piso 16 Col. Polanco, Mexico 11560 DF	5,000,000	3.7%			(6)
	Matthew Jennings (7) 399 N. Highway 101 Solana Beach, California 92075	13,686,363	10.2%			(7)
	Colin Tay (8)	66,909,088	50%			(11)
	All officers and directors as a group	133,818,177	100%

*       Less than one percent.
(1)
Unless otherwise noted, the address of each holder is 12526 High Bluff Drive, Suite 155, San Diego California 92130.  Unless otherwise noted, the security ownership disclosed in this table is of record and beneficial.

(2)
Under Rule 13-d of the Exchange Act, shares not outstanding but subject to options, warrants, rights, conversion privileges pursuant to which such shares may be acquired in the next 60 days are deemed to be outstanding for the purpose of computing the percentage of outstanding shares owned by the person having such rights, but are not deemed outstanding for the purpose of computing the percentage for such other persons.  None of our Officers or Directors has options, warrants, rights or conversion privileges outstanding.

(3)
The amount reported is based on the total number of Shares the Company has issued to Antonios Isaac or entities of which he has reported he is the beneficial owner: (a) 29,166,110 Shares to Isaac Organization, Inc. (also listed separately), (b) 2,500,000 Shares to Negotiart of America, Inc., (c) 5,000,000 Shares to Negotiart, Inc., and (d) 4,000,000 Shares to Antonios Isaac.

(4)	Includes Shares issued to Trussnet Capital Partners (HK), Ltd. (“TCP”) (also listed separately). Colin Tay is the beneficial owner of TCP in his capacity as sole director and shareholder of TCP.

(5)
Consists of shares held by the Alvarez and Alvarez Irrevocable Living Trust, of which Ms. Magali Alvarez is trustee.  The Trust maintains dispositive power over these shares, but may only transfer the shares with the consent of George Alvarez, to whom the Trust has given a proxy of all voting power.

(6)	Cuachira, LLC maintains dispositive power over these shares, but may only transfer the shares with the consent of George Alvarez, to whom Cuachira, LLC has given a proxy of all voting power.

(7)
Consists of (a) 6,750,000 shares of Series B Common Stock held by Westmoore Investment L.P., of which Mr. Jennings is general partner; (b) 2,250,000 shares of Series B Common Stock held by Westmoore Capital Group Series A, LLC, of which Mr. Jennings is Manager; (c) 2,036,363 shares of Series B Common Stock held by Westmoore Management, LLC, of which Mr. Jennings is Chief Executive Officer; (d) 1,900,000 shares of Series B Common Stock held by Westmoore Capital Group Series B, LLC, of which Mr. Jennings is Manager; (e) 500,000 shares of Series B Common Stock held by Westmoore Capital Group Series II, LLC, of which Mr. Jennings is Manager; and (f) 250,000 shares of Series B Common Stock held by YYZ Holdings, of which Mr. Jennings is a 40% stockholder.   Mr. Jennings maintains dispositive power over these shares, but may only transfer the shares with the consent of George Alvarez, to whom Mr. Jennings has given a proxy of all voting power on behalf of each Westmoore entity described.

(8)	Colin Tay obtained these shares pursuant to his Executive Employment Agreement with the Company that became effective April 1, 2011.

(9)	George Alvarez holds proxies to vote 66,909,089 issued and outstanding shares of Series B Common Stock.

(10)	Series B Common Stock has a voting power of ten (10) votes per share.

(11)
Consists of  the sum of (a) 40,666,110 shares of Series A Common Stock held by Antonios Isaac; and (b) 29,166,110 shares of Series A stock held by Isaac Organization, of which Antonios Isaac is the Chief Executive Officer.

(12)
Consists of the sum of (a) 58,867,119 shares of Series A Common Stock held by Trussnet Capital Partners (HK) Ltd., of which Colin Tay is the beneficial owner in his capacity as sole director and shareholder; (b) 76,867,119 shares of Series A Common Stock held by Colin Tay; and (c) 66,909,088 shares of Series B Common Stock held by Colin Tay.

(13)	Consists of the sum of (a) 47,700 shares of Series A Common Stock held by George Alvarez; and (b) 66,909,089 shares of Series B Common Stock for which George Alvarez holds the proxies.

DILUTIVE AND ANTI-TAKE OVER EFFECT OF THE ADDITIONAL SHARES

Upon issuance, the additional 1,000,000,000 Shares the Company proposes to authorize will have rights identical to the Shares currently outstanding.  Adoption of the proposal to increase the Company’s authorized Shares would not have any immediate dilutive effect on the proportionate voting power or other rights of existing shareholders.  Because our Articles of Incorporation do not confer to our shareholders preemptive rights with respect to the Shares, should the Board elect to issue additional Shares, existing shareholders would not have any preferential rights to purchase these shares or new Shares.  If the Board elects to issue the already authorized but unissued Shares, the number of such Shares would have a dilutive effect on those who currently hold Shares.  The same is true upon issuance of any of the additional Shares to be authorized by the Action.  To the extent any of those Shares are issued, there will be a proportionate dilution of the existing shareholders of Shares.  It would be speculative for the Company to predict the number of such Shares that will be issued, including Shares that would be issued to Isaac Organization, Inc. (“Isaac”) pursuant to the Second Amended and Restated Stock Purchase Agreement between the Company and Isaac dated May 10, 2011 (“Second A&R Isaac SPA”).  Isaac is funding a portion of our contractual obligations and working capital pursuant to a Line of Credit Loan Agreement and Promissory Note between the Company and Isaac dated July 1, 2011 (“Credit Line”), which was Reported on Form 10-Q for the period ended June 30, 2011.  From the date of the Credit Line to the date of this Information Statement, Isaac has been providing funds to the Company pursuant to the Credit Line.  We anticipate that a new or amended Credit Line will be entered into between the Company and Isaac and that Isaac will continue to provide funds to the Company pursuant to a new or amended Credit Line, in lieu of providing funds to the Company pursuant to the Second A&R Isaac SPA, but no assurances can be given in this regard.

The issuance of 1,000,000,000 additional Shares could, under certain circumstances, have an anti-takeover effect, although it is not our intention with the proposed increase of authorized Shares to issue the additional Shares for this purpose.  First of all, the Company has issued and outstanding 133,818,177 shares of Series B Common Stock.  Each share of Series B Common Stock is entitled to ten (10) votes in all matters upon which holders of Shares are entitled to vote.  George Alvarez, the Company’s Chief Executive Officer, holds proxies to 66,909,089 shares of Series B Common Stock.  That alone has a significant anti-takeover effect.  Moreover, our President, Colin Tay owns 66,909,088 shares of Series B Common Stock.  Mr. Tay and Mr. Alvarez alone could thwart any effort to take over the control of the Company.

Even if one were to disregard the voting power of Series B Common Stock, in the event of a hostile attempt to take control of our Company, it may be possible for the Company to impede the attempt by issuing shares of the additional Shares, which would dilute the voting power of the other outstanding Shares and increase the potential cost to acquire control of us.  Issuance of additional Shares, therefore, may have the effect of discouraging unsolicited takeover attempts, potentially limiting the opportunity for our shareholders to dispose of their Shares at a premium, which is often offered in takeover attempts, or that may be available under a merger proposal.  Issuance of additional Shares may have the effect of permitting our current Executive Officers, including the Board, to retain their respective positions and place them in a better position to resist changes that other shareholders may wish to make if they are dissatisfied with the conduct of the Company’s business.  However, this is purely speculative, given the voting power of Series B Common Stock.  Moreover, the Board is not aware of any attempt to take control of the Company, and the Board has not presented this proposal with the intent that it be utilized as a type of anti-takeover device.

INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No Director, Executive Officer, associate or any other person that has any substantial interest, direct or indirect, in the proposed Certificate of Amendment, other than a portion of their employment compensation may come from the additional Shares being authorized pursuant to the Action.

NO DISSENTER’S RIGHTS

Under the NRS, our dissenting stockholders are not entitled to appraisal rights with respect to the Action, and we will not independently provide our shareholders with any such rights.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the Exchange Act and are required to file reports, proxy statements and other information with the SEC regarding our business, financial condition and other matters pursuant to and in accordance with the Exchange Act.  You may read and copy the reports, proxy statements and other information filed by us at the public reference facilities maintained by the SEC at 100 F Street, NE, Room 1580, Washington, DC 20549.  Please call the SEC at 1-800-SEC-0330 for additional information about the public reference facilities.  The reports, proxy statements and other information filed with the SEC are also available to the public over the internet at http://www.sec.gov, the internet website of the SEC.  All inquiries regarding our Company should be addressed to our Executive Vice President Legal, General Counsel, Secretary and Director, Kenneth L. Waggoner, at 12526 High Bluff Drive, Suite 155, San Diego, California 92130.

BY ORDER OF THE COMPANY’S BOARD OF DIRECTORS

/s/ George Alvarez

George Alvarez
Chief Executive Officer and
Member of the Board of Directors

/s/ Kenneth L. Waggoner

Kenneth L. Waggoner
Secretary and
Member of the Board of Directors

EXHIBIT A

EXHIBIT A TO DEFINITIVE INFORMATION STATEMENT

090201

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT **ABOVE SPACE IS FOR OFFICE USE ONLY**

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

VelaTel Global Communication, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

FOURTH:

The total number of shares of Common Stock which the Corporation is authorized to issue is Two Billion Two Hundred Million. The Common Stock shall be compromised of Two Billion (2,000,000,000) shares of Series A Common Stock with par value of $0.001 per share and Two Hundred Million (200,000,000) shares of Series B Common Stock with par value of $0.001 per share. (Please see Exhibit 1)

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:

4. Effective date and time of filing: (optional) Date: Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Amend Profit-After
Revised: 8-31-11

EX A -1

EXHIBIT 1

CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
VELATEL GLOBAL COMMUNICATIONS, INC.

The Articles of Incorporation of VelaTel Global Communications, Inc. (“VelaTel”), as heretorfore filed with the Secretary of State of the State of Nevada on September 19, 2005 and as amended on January 11, 2007, April 8, 2008, May 9, 2008, August 1, 2008, August 19, 2008, March 11, 2011 and June 29, 2011 are hereby amended such that the capital stock of VelaTel shall consist of 2,200,000,000 shares of the following common stock:

Series A Common Stock

The preferences, voting powers, qualifications and special or relative rights or privileges of VelaTel shares of Series A common stock, with $0.001 par value per share (“VelaTel Series A Common Stock”), shall be as follows:

1.	Authorized Amount.

There are hereby authorized 2,000,000,000 shares of VelaTel Series A Common Stock.

2.	Voting.

Each shareholder of a share of VelaTel Series A Common Stock shall have the right to cast one (1) vote for each share held by VelaTel Series A Common Stock shareholder at any duly called meeting of shareholders of VelaTel or pursuant to a written consent of shareholders of VelaTel.

3.	Other Rights and Preferences.

The VelaTel Series A Common Stock shall carry with it such other rights and preferences as may be determined by resolution of VelaTel’s Board of Directors.

Series B Common Stock

The preferences, voting powers, qualifications and special or relative rights or privileges of VelaTel’s shares of Series B common stock, with $0.001 par value per share (“VelaTel Series B Common Stock”), shall be as follows:

1.	Authorized Amount.

There are hereby authorized 200,000,000 shares of VelaTel’s Series B Common Stock, subject to the following qualification: the authorized shares of VelaTel Series B Common Stock shall not be increased, unless the shareholders of eighty percent (80%) of the issued and outstanding shares of VelaTel Series B Common Stock vote in favor of increasing the number of authorized shares of VelaTel Series B Common Stock.

EX A -2

2.	Voting.

Each shareholder of a share of VelaTel Series B Common Stock shall have the right to cast ten (10) votes of each VelaTel Series B Common share held by such shareholder at any duly called meeting of shareholders or pursuant to a written consent of shareholders of VelaTel.

3.	No Dividends.

The shareholders of VelaTel Series B Common Stock shall not be entitled to participate with the shareholders of VelaTel Series A Common Stock in the payment of any dividends payable by VelaTel, in cash or in kind.

4.	No Rights on Liquidation.

In the event of any liquidation, dissolution or winding up of VelaTel, whether voluntary or involuntary, the shareholders of shares of VelaTel Series B Common Stock shall not be entitled to receive any cash, cash-in-kind or assets whatsoever of VelaTel.

5.	Conversion.

The VelaTel Series B Common Stock shall have no rights to convert into any other authorized shares of common stock of VelaTel.

6.	Transferability.

The consent of eighty percent (80%) of the issued and outstanding shares of VelaTel Series B Common Stock shall be required for any shareholder of VelaTel Series B Common Stock to sell, assign or transfer any shares of VelaTel Series B Common Stock, except for any proxies granted to George Alvarez relating to VelaTel Series B Common Stock.

7.	Redemption Rights.

VelaTel shall redeem VelaTel Series Common Stock on May 23, 2023 (“Redemption Date”). On the Redemption Date, each share of VelaTel Series B Common Stock shall be redeemed by VelaTel at the par value ($0.001) of VelaTel Series B Common Stock.

8.	Sale of Control.

Until July 1, 2013, any vote or decision by VelaTel to sell any stock or assets of VelaTel, other than in the normal or ordinary course of business of VelaTel, whether by merger, asset sale or otherwise (each, a “Sale of Control”) shall require approval from eighty percent (80%) of the issued and outstanding shares of VelaTel Series B Common Stock.

Series A Preferred Stock

Nothing contained in this Amendment to the Articles of Incorporation shall affect the authorization of 20,000,000 shares of Series A Preferred Stock pursuant to Articles of Designation filed May 9, 2008.